UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 16, 2012

DATA STORAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-54579 (Commission File Number)	98-0530147 (I.R.S. Employer Identification Number)

401 Franklin Avenue, Garden City, New York 11530
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:   (212) 564-4922

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On May 16, 2012, Data Storage Corporation, a Nevada corporation (the “Company”) and 2059904 Ontario Inc., a Canadian corporation (the “Seller”) entered into a term sheet (the “Term Sheet”), setting forth the acquisition by the Company of eighty percent (80%) of all of the issued and outstanding equity interests (including but not limited to any issued and outstanding warrants) (the “80% Interest”) of e-ternity Business Continuity Consultants, Inc., a Canadian corporation (“e-ternity”).

Pursuant to the Term Sheet, the Company has agreed, subject to a satisfactory due diligence review, to acquire the 80% Interest for a purchase price of $2,000,000 payable in the following manner (i) $1,600,000 in cash and (ii) $400,000 in the Company’s common stock based on a per share value of $0.85. At the closing of the transaction (the “Closing”), e-ternity will receive $1,000,000, to be apportioned as to $800,000 in cash and $200,000 in the Company’s common stock.  The remaining $1,000,000 shall also be apportioned as to $800,000 in cash and $200,000 in the Company’s common stock and shall be payable on the one year anniversary of the Closing, based upon e-ternity achieving certain revenue and gross profit margins. The Closing is expected to occur within 90 days of the signing of the Term Sheet.

In addition, the Company will be granted a call option by all the holders of the remaining twenty percent (20%) of e-ternity’s issued and outstanding equity interests (the “20% Interest”) to acquire the 20% Interest within two years, but not earlier than one year following the Closing.

The foregoing description of the Term Sheet is not intended to be complete and is qualified in its entirety by the complete text of the Term Sheet attached as an exhibit to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 30, 2012		DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
CHARLES M. PILUSO President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Term Sheet for Acquisition of 80% of e-ternity Business Continuity Consultants, Inc